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               CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this registration statement on Form S-3 of US Office Products Company of our report dated August 21, 1996, relating to the financial statements of PC Direct Limited, which appear in the Current Report on Form 8-K, as amended, dated October 25, 1996 of US Office Products Company. We also consent to the reference to us under the caption "Experts" in the Registration Statement.


                                                        /s/ KPMG
                                                        KPMG


January 7, 1997
Auckland, New Zealand